SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2006

Golden Phoenix Minerals, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22905	41-1878178
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1675 East Prater Way, Sparks, Nevada	89434
(Address of principal executive offices)	(Zip code)

(775) 853-4919
Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agrement.

Purchase Agreement

On January 20, 2006, Golden Phoenix Minerals, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”, and together with the Company, the “Parties”). Pursuant to the Purchase Agreement, Fusion Capital has agreed, under certain conditions, to purchase, upon notice by the Company at its sole discretion, on each trading day $12,500 of the Company’s common stock (“Common Stock”) up to an aggregate of $6 million over a twenty-four (24) month period, subject to a six (6) month extension or earlier termination at the Company’s discretion. Furthermore, at the Company’s sole discretion, the Company may elect to sell more Common Stock to Fusion Capital than the minimum daily amount under the Purchase Agreement. The purchase price of the shares of Common Stock will be equal to a price based upon the future market price of the Common Stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of Common Stock in the event that the price of our Common Stock is less than $0.10 per share.

Registration Rights Agreement

On January 20, 2006, the Parties entered into a Registration Rights Agreement in connection with the Purchase Agreement described above pursuant to which the Company provided to Fusion Capital certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws. On January 23, 2006, the Company filed a Registration Statement on Form SB-2 (the “Registration Statement”) with the United States Securities and Exchange Commission relating to the sale from time to time of up to 22,191,919 shares of our Common Stock by Fusion Capital pursuant to the Purchase Agreement and Registration Rights Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Original Purchase Agreement

On January 19, 2006, the Company and Fusion Capital entered into a Termination Agreement whereby the Parties terminated a common stock purchase agreement (the “Original Purchase Agreement”), dated July 13, 2005. Fusion Capital was issued and will retain 2,191,919 shares of Common Stock as a commitment fee under the Original Purchase Agreement. Such 2,191,919 shares have been included to be registered in the Registration Statement as decribed herein above.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 10.1	Common Stock Purchase Agreement, dated January 20, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 as filed with the SEC on January 23, 2006
Exhibit 10.2	Registration Rights Agreement, dated January 20, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form SB-2 as filed with the SEC on January 23, 2006
Exhibit 10.3	Termination Agreement, dated January 19, 2006, by and between Golden Phoenix Minerals, Inc. and Fusion Capital Fund II, LLC	Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form SB-2 as filed with the SEC on January 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2006	GOLDEN PHOENIX MINERALS, INC.

By: /s/ Kenneth S. Ripley
Name: Kenneth S. Ripley
Title: Interim Chief Executive Officer